Exhibit 20.2

                           QUINTEK TECHNOLOGIES, INC.

                             AUDIT COMMITTEE CHARTER

                                  June 11, 2003


I.       GENERAL FUNCTIONS, AUTHORITY, AND ROLE

The audit  committee  is a  committee  of the board of  directors.  Its  primary function shall be to assist the board in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, the systems of internal controls that management and the board of directors have established, and the company's audit process.

The audit committee shall have the power to conduct or authorize investigations into any matters within the committee's scope of responsibilities. In connection with such investigations or otherwise in the course of fulfilling its responsibilities under this charter, the audit committee shall have the authority to retain special legal, accounting, or other consultants to advise it, and may request any officer or employee of the company, its outside legal counsel or outside auditor to attend a meeting of the audit committee or to meet with any members of, or consultants to, the audit committee.

The company's outside auditor shall ultimately be accountable to the board of directors and to the audit committee, as representatives of the shareholders, and the board of directors and audit committee shall have the ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the outside auditor, or to nominate the outside auditor to be proposed for shareholder approval. In the course of fulfilling its specific responsibilities hereunder, the audit committee shall strive to maintain an open avenue of communication between the company's outside auditor and the board of directors. The responsibilities of a member of the audit committee shall be in addition to such member's duties as a member of the board of directors. While the audit committee shall have the responsibilities and powers set forth in this charter, it shall not be the duty of the audit committee to plan or conduct audits or to determine whether the company's financial statements are complete, accurate, or in accordance with generally accepted accounting principles. These are the responsibilities of management and the outside auditor. Nor shall it be the duty of the audit committee to conduct investigations, to resolve disagreements, if any, between management and the outside auditor, or to assure compliance with laws and regulations or the company's own policies or code of conduct. Nonetheless, the audit committee shall have any additional responsibilities, that, although not listed herein, are now, or from time to time, imposed by state or federal law or regulation.

1.1      II.      MEMBERSHIP

         The membership of the audit committee shall consist of at least two members of the board of directors who shall serve at the pleasure of the board of directors. At least one member of the audit committee shall meet the "financial expert" requirement as implemented by the Securities Exchange Commission, provided such a member can be found without undue effort or expense to the company. Criteria for membership of the audit committee shall be modified to, minimally, meet the requirements of such securities exchange or quotation system as may from time to time apply to the company (including any applicable exceptions therefrom as may be in the best interests of the company and its stockholders).

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         Audit committee  members and the committee chair shall be designated by the full board of directors upon the recommendation of the nominating committee.

1.2      III.     RESPONSIBILITIES

1.2.1    The responsibilities of the audit committee shall be as follows:

1.2.2    A.       GENERAL

1. Meet at least four times per year, and more frequently as circumstances or the obligations of the audit committee require. 2. Report audit committee actions to the board of directors with such recommendations as the committee may deem appropriate.

3. Annually review and reassess the adequacy of this charter and submit any modifications to the board of directors for approval. 4. Perform such functions as may be assigned by law, the company's certificate of incorporation or bylaws, or the board of directors. 1.2.3 B. OUTSIDE AUDITOR 1. As necessary, consider with management and the outside auditor the rationale for employing audit firms other than the principal outside auditor. 2. Recommend to the board of directors the outside auditor to be nominated, approve the compensation of the outside auditor, and, as necessary, review and approve the discharge of the outside auditor. 3. Take reasonable steps to confirm the independence of the outside auditor, which shall include (a) ensuring receipt on a periodic basis from the outside auditor a formal written statement delineating all relationships between the outside auditor and the company, consistent with Independence Standards Board Standard No. 1, (b) actively engaging in a dialogue with the outside auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditor, and (c) as necessary, taking, or recommending that the board of directors take, appropriate action to satisfy itself of or oversee the independence of the outside auditor.

4. In performing Item 3 above, the audit committee shall consider whether the outside auditor's provision of financial systems design and implementation services and any other non-audit services is compatible with the independence of the outside auditor. C. AUDIT PROCESS AND RESULTS 1. Consider, in consultation with the outside auditor, the audit scope and plan of the internal auditors and the outside auditor. 2. Review with the outside auditor the coordination of the audit effort to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources. 3. Consider and review with the outside auditor:

                  a. The adequacy of the company's internal controls including computerized information system controls and security.

                  b. Any related significant findings and recommendations of the outside auditor together with management's responses thereto.

                  c. The matters required to be discussed by Statement on Auditing Standards No. 61, as the same may be modified and supplemented from time to time. 4. Review and discuss with management and the outside auditor at the completion of the annual examination:

                  a. The company's audited financial statements and related footnotes.

                  b. The outside auditor's audit of the financial statements and their report thereon.

                  c. Any significant changes required in the outside auditor's audit plan.

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                  d.  Any  serious  difficulties  or  disputes  with  management encountered during the course of the audit.

                  e. Other matters related to the conduct of the audit which are to be communicated to the committee under generally accepted auditing standards.

5.       Consider and review with management:

                  a. Significant findings during the year and management's responses thereto.

                  b. Any difficulties encountered in the course of the outside auditor's audits, including any restrictions on the scope of their work or access to required information.

                  c. Any changes required in the planned scope of the audit plan.

6. Inquire of management and the outside auditor about significant risks or exposures and assess the steps management has taken to minimize such risks to the company. 7. Meet with the outside auditor and management in separate executive sessions to discuss any matters that the committee or these groups believe should be discussed privately with the audit committee.

1.2.4    D.       SECURITIES AND EXCHANGE COMMISSION FILINGS

         1. Review filings with the Securities and Exchange Commission and other published documents containing the company's financial statements. 2. Review with management and the outside auditor the interim financial reports before they are released to the public or filed with the Securities and Exchange Commission. 3. Review and approve the report required by the rules of the Securities and Exchange Commission to be included in the company's annual proxy statement.

2        E.       INTERNAL CONTROLS AND LEGAL MATTERS

         1. Review the company's policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the outside auditor. 2. Review legal and regulatory matters that may have a material impact on the financial statements and review related company compliance policies. 3. Review and approve material related party transactions.

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